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                                                                   EXHIBIT 10.24

                            GRID TIME PROMISSORY NOTE
                                  (PRIME RATE)

$2,000,000.00                                                   January 11, 2001

         For value received, the undersigned unconditionally (and if more than one, jointly and severally) promises to pay to the order of THE CHASE MANHATTAN BANK (the "Bank"), at its principal office located at 1211 Avenue of the Americas, New York, New York 10036, the principal amount of Two Million DOLLARS ($2,000,000.00) or, if less, the aggregate unpaid principal amount of all loans made to the undersigned by the Bank and outstanding under this Note, on April 30, 2001.

         The undersigned promise(s) to pay interest on the unpaid balance of the principal amount of each such loan from and including the date of each such loan to but excluding the due date of such loan at a variable rate per annum equal to that rate of interest from time to time announced by the Bank at its principal office as its prime commercial lending rate (the "Prime Rate") plus 0% (the "Margin"). Interest shall be payable on the last day of each calendar month (commencing on the first such date occurring after the date of the first such loan) and on any payment of such principal. Any principal not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from and including such date to but excluding the date paid in full at a variable rate per annum equal to 2% above the Prime Rate plus the Margin, such interest to be payable ON DEMAND and on any payment of such principal. The interest rate on this Note shall change in accordance with, and changes in such interest rate shall be effective as of the effective date of, announcements by the Bank of changes in the Prime Rate. Interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds at the Bank's principal office specified above. If the loan evidenced by this Note becomes due and payable on a Saturday, Sunday or a day that is not a banking day in New York City, the maturity of such loan shall be extended to the next succeeding banking day, and interest shall be payable for such extension on such loan at the rate of interest specified in this Note. The Bank may (but shall not be obligated to) debit the amount of any payment under this Note that is not made when due to any deposit account of (any of) the undersigned with the Bank. If the undersigned are more than one, all obligations of each of the undersigned under this Note shall be joint and several. This Note may be prepaid without penalty.

         The date and amount of each loan under this Note and each payment of principal, loan(s) to which such principal is applied (which shall be at the discretion of the Bank) and the outstanding principal balance of loans, shall be recorded by the Bank on its books and prior to any transfer of this Note (or, at the discretion of the Bank at any other time) endorsed by the Bank on a schedule. Any such endorsement shall be conclusive in the absence of manifest error.

         If any of the following events of default shall occur with respect to any of the undersigned: (a) the undersigned shall fail to pay the principal of, or interest on, this Note, or any other amount payable under this Note, as and when due and payable; (b) any representation or warranty made or deemed made by the undersigned in this Note or in any document granting security or support for (or otherwise executed in connection with) this Note or by any third party supporting or liable with respect to this Note (whether by guaranty, subordination, grant of security or any other credit support, a "Third Party") in any document evidencing the obligations of a Third Party (this Note and all of the foregoing documents of the undersigned or a Third Party being the "Facility Documents") or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; (c) the undersigned or any Third Party shall fail to perform or observe any term,

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covenant or agreement contained in any Facility Document on its part to be performed or observed; (d) the undersigned or any Third Party shall fail to pay when due any indebtedness (including but not limited to indebtedness for borrowed money) or if any such indebtedness shall become due and payable, or shall be capable of becoming due and payable at the option of any holder thereof, by acceleration of its maturity, or if there shall be any default by the undersigned or any Third Party under any agreement relating to such indebtedness; (e) the undersigned or any Third Party: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; (ii) shall make an assignment for the benefit of creditors; (iii) shall file a petition in bankruptcy or for any relief under any law of any jurisdiction relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation; (iv) shall have any such petition filed against it and the same shall remain undismissed for a period of 30 days or shall consent or acquiesce thereto; or (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property; (f) the undersigned or any Third Party shall die, dissolve or for any reason cease to be in existence or shall merge or consolidate, or if the undersigned or any Third Party is a partnership, limited liability partnership or limited liability company, any general partner, partner or member, respectively, shall die, dissolve or for any reason cease to be in existence or cease to be a partner or member, as the case may be, or shall merge or consolidate; (g) the undersigned or any Third Party is involved in a proceeding which may result in a forfeiture of all or a substantial part of the undersigned's or any Third Party's assets or a material judgment is entered against the undersigned or any Third Party; (h) there is, in the opinion of the Bank, a material adverse change in the business, prospects or financial condition of the undersigned; (i) any Third Party Facility Document shall at any time and for any reason cease to be in full force and effect or shall be declared null and void, or its validity or enforceability shall be contested by the relevant Third Party or such Third Party shall deny it has any further liability or obligation under any Facility Document or shall fail to perform its obligations under any Facility Document; or (j) any security agreement or other agreement (whether by the undersigned or any Third Party) granting a security interest, lien, mortgage or other encumbrance securing obligations under any Facility Document shall at any time and for any reason cease to create a valid and perfected first priority security interest, lien, mortgage or other encumbrance in or on the property purported to be subject to such agreement or shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability of any such agreement shall be contested by any party to such agreement, or such party shall deny it has any further liability or obligation under such agreement or any such party shall fail to perform any of its obligations under such agreement; THEN, in any such case, if the Bank shall elect by notice to the undersigned, the unpaid principal amount of this Note, together with accrued interest, shall become forthwith due and payable; provided that in the case of an event of default under (e) above, the unpaid principal amount of this Note, together with accrued interest, shall immediately become due and payable without any notice or other action by the Bank.

         The undersigned waive(s) presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

         The undersigned agree(s) to reimburse the Bank on demand for all costs, expenses and charges (including, without limitation, fees and charges of external legal counsel for the Bank and costs allocated by its internal legal department) in connection with the interpretation, performance or enforcement of this Note.

         The undersigned consent(s) to the nonexclusive jurisdiction and venue of the state or federal courts located in the City of New York. Service of process by the Bank in connection with any dispute shall be binding on the undersigned if sent to the undersigned by registered mail at the address(es) specified below. The undersigned waive(s) any right the undersigned may have to jury trial.

         This Note shall be governed by, and interpreted and construed in accordance with, the law of the State of New York; provided that the foregoing is not intended to limit the maximum rate of interest which may be charged or collected by the Bank on this Note if, under the law applicable to it, the Bank may charge or collect such interest at a higher rate than is permissible under the law of said State. In no case shall the interest on this Note exceed the maximum amount which the Bank may charge or collect under such law applicable to it.


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         Each reference in this Note to the Bank shall include its successors, endorsees, and assigns, in whose favor the provisions hereof shall also inure. Each reference in this Note to the undersigned shall include the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned, all of whom shall be bound by the provisions hereof.


ADDRESS FOR NOTICES TO THE
BANK:

The Chase Manhattan Bank
1211 Avenue of the Americas
New York, New York  10036
Attn:    Robert Richardson
Telecopier:       (212) 789-5307
Telephone:        (212) 789-5683


DREAMLIFE, INC.


By: /s/ Philicia Levinson
   ------------------------------------------------
     Name:        Philicia Levinson
     Title:       Chief Financial Officer


ADDRESS FOR NOTICES:
         425 WEST 15TH STREET
   ------------------------------------------------
         FLOOR 3R
   ------------------------------------------------
         NEW YORK, NY  10011
   ------------------------------------------------
Telecopier:       (212) 433-1415
Telephone:        (212) 433-1413